Exhibit 99.1
UDR Announces Proposed Offering of Common Stock in Conjunction With Inclusion Into the S&P 500 Index

Denver, CO., (March 4, 2016) - UDR, Inc. (the “Company”) (NYSE:UDR) announced today that in conjunction with the March 3, 2016 announcement by Standard & Poor's to include UDR, Inc. in the S&P 500 index, the Company intends to effect an underwritten public offering of its common stock. The Company expects that, subject to market and other conditions, it will offer approximately 5,000,000 shares of common stock.

Goldman, Sachs & Co. and BofA Merrill Lynch are acting as underwriters for the offering.

The Company expects to use the net proceeds from the offering for working capital and general corporate purposes.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission. A preliminary prospectus supplement related to the public offering and a final prospectus supplement will be filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and final prospectus supplement, when available, may be obtained from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, or email: prospectus-ny@ny.email.gs.com or BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This press release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of December 31, 2015, UDR owned or had an ownership position in 50,646 apartment homes including 3,222 homes under development. For over 43 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Shelby Noble
snoble@udr.com
720-922-6082